As filed with the Securities and Exchange Commission on June 30, 2006
                                                Registration No. 333-___________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         GLOBAL REALTY DEVELOPMENT CORP.

             (Exact name of registrant as specified in its charter)



           Delaware                                    13-41058242
    ---------------------------------         ---------------------------------
    (State or other jurisdiction              (IRS Employer Identification No.)
     of incorporation or organization)

       11555 Heron Bay Boulevard, Suite 200, Coral Springs, Florida 33076
               (Address of principal executive offices) (Zip Code)

                            2006 INCENTIVE STOCK PLAN
                              (Full title of Plan)

                      Robert Kohn, Chief Executive Officer
                      11555 Heron Bay Boulevard, Suite 200
                          Coral Springs, Florida 33076
                     (Name and address of agent for service)

                                 (954) 603-0522
          (Telephone number, including area code, of agent for service)

                                 With a copy to:

                             Richard Friedman, Esq.
                              Yoel Goldfeder, Esq.
                       Sichenzia Ross Friedman Ference LLP
                             1065 Avenue of Americas
                               New York, NY 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

                         CALCULATION OF REGISTRATION FEE

                                                   Proposed       Proposed
Title of                                           Maximum        Maximum
Securities       Amount           Offering         Aggregate      Amount of
to be            to be            Price            Offering       Registration
Registered       Registered (1)   Per Share(2)     Price(2)       Fee
--------------------------------------------------------------------------------
Common Stock,    13,600,000       $ 0.525          $7,140,000       $763.98
..001 par value
--------------------------------------------------------------------------------

(1) Shares underlying the 2006 Incentive Stock Plan.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, using the average of the high and low price on the OTC Bulletin Board on June 27, 2006, which was $0.525 per share.

                                EXPLANATORY NOTE

     This Registration Statement is being filed in accordance with the requirements of Form S-8 in order to register an aggregate of 13,600,000 shares of our common stock, par value $0.001 per share, issuable under the 2006 Incentive Stock Plan.

     In addition, the Prospectus filed as part of this Registration Statement has been prepared in accordance with the requirements of Form S-3 and may be used for reofferings and resales of up to an aggregate of 6,940,000 shares of our common stock, under our 2006 Incentive Stock Plan.

                                     PART I

Item 1. Plan Information.

     The documents containing the information specified in Item 1 will be sent or given to participants in the Registrant's 2006 Incentive Stock Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

     Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees, non-employee directors and consultants, pursuant to Rule 428(b) are available without charge by contacting:

                      Robert Kohn, Chief Executive Officer
                      11555 Heron Bay Boulevard, Suite 200
                          Coral Springs, Florida 33076
                                 (954) 603-0522

                                   Prospectus

                         Global Realty Development Corp.

                        6,940,000 SHARES OF COMMON STOCK



     This prospectus relates to the sale of up to 6,940,000 shares of common stock of Global Realty Development Corp. offered by a certain holder of our securities, issuable under our 2006 Incentive Stock Plan. The shares may be offered by the selling stockholder from time to time in regular brokerage transactions, in transactions directly with market makers or in certain privately negotiated transactions. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution." We will not receive any of the proceeds from the sale of the shares by the selling stockholders.

     Our common stock is listed on the Over-The-Counter Bulletin Board under the symbol "GRLY.ob". The last reported sales price per share of our common stock as reported by the Over-The-Counter Bulletin Board on June 27, 2006, was $0.60.

     The securities offered hereby are speculative and involve a high degree of risk and substantial dilution. Only investors who can bear the risk of loss of their entire investment should invest. See "Risk Factors" beginning on page 7.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.



                  The date of this prospectus is June 30, 2006

                                TABLE OF CONTENTS

                                                                                               Page
Prospectus Summary                                                                               6
Risk Factors                                                                                     7
Forward-Looking Statements                                                                       11
Selling Stockholders                                                                             12
Plan of Distribution                                                                             13
Legal Matters                                                                                    14
Experts                                                                                          14
Incorporation of Certain Documents by Reference                                                  14
Disclosure of Commission Position on Indemnification For Securities Act Liabilities              14
Additional Information Available to You                                                          15


NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFERING MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                               PROSPECTUS SUMMARY


Overview

     To date, our primary business has been land development for commercial and residential use with properties located primarily in Australia. Our principal activities, consolidated with our subsidiaries include: obtaining zoning and other entitlements for land it owns or controls through purchase or purchase options and improving the land for commercial or residential development by building roads, putting in utilities and obtaining zoning. Once the land we own has basic utilities, we may sell unimproved land to other developers or home builders, sell improved land to other developers or home builders or participate in joint ventures with other developers, investors or homebuilders to finance and construct additional infrastructures and homes.

History

     We were incorporated in the State of Delaware in March 2000 under the name Indigo Energy, Inc. Pursuant to a Share Exchange Agreement entered into as of September 4, 2004, we acquired three wholly-owned Australian subsidiaries: (i) Australian Agriculture and Property Management Limited, (ii) No. 2 Holdings Pty. Ltd., and(iii) Victorian Land Holdings Pty. Ltd. At the time of the acquisition, we changed our name to Australian Agriculture and Property Development Corporation and on April 1, 2005 we changed our name to Global Realty Development Corporation. During 2005, we formed a fourth Australian subsidiary Ausland Properties, Ltd. and now operates through four wholly-owned Australian subsidiaries.



         Our corporate offices are located at 11555 Heron Bay Boulevard, Suite 200, Coral Springs, Florida 33076, and our telephone number is (954) 603-0522.

This Offering

Shares of common stock outstanding prior to this offering.............     90,631,469 (1)

Shares of common stock issuable upon
exercise of outstanding options which may be
offered pursuant to this prospectus...................................     6,940,000

Use of proceeds.......................................................     We will not receive any proceeds from the sale of the
                                                                           shares of common stock offered in this prospectus. We
                                                                           will receive proceeds to the extent that currently
                                                                           outstanding options are exercised for cash. We will use
                                                                           the exercise proceeds, if any, for working capital and
                                                                           general corporate purposes.

Risk Factors..........................................................     The purchase of our common stock involves a high degree
                                                                           of risk. You should carefully review and consider "Risk
                                                                           Factors" beginning on page 8.

OTCBB.................................................................     GRLY.ob

(1) As of June 27, 2006. Does not include shares of common stock issuable upon exercise of outstanding options or warrants.

                                  RISK FACTORS

     Investment in our common stock involves a high degree of risk. You should consider the following discussion of risks as well as other information in this prospectus. The risks and uncertainties described below are not the only ones. If any of the following risks actually occur, our business could be harmed. In such case, the trading price of our common stock could decline.

                          Risks Related To Our Business

We may not be able to meet our obligations due to recent limited revenues and negative cash flows.

     We had revenues of $131,551, and $44,123 for the period ended December 31, 2006, and the three months ended March 31, 2006, respectively. We had revenues of $5,021,135, and $6,489 for the period ended December 31, 2005, and the three months ended March 31, 2005, respectively. This is a direct result of sanctions imposed by the Supreme Court of Victoria, Australia. Because of the injunctions we could not sell any of our real estate holdings.

     Our ability to meet its obligations in the ordinary course of business is dependent upon its ability to establish profitable operations. For the 12-month period of 2005, because of the sanctions of the Court, the Company had limited operating abilities, and, as a result, had negative cash flow from operations. Accordingly, the Company may need to raise additional financing through public or private equity financing, bank financing or other sources of capital for the purposes of acquiring new real estate development properties and further development of its existing properties.

As a new company with a limited operating history, we are inherently a risky investment. Our operations are subject to out ability to finance real estate development projects.

     Since we have a limited history, the operations in which we principally engage in, which include land development for commercial and residential use with properties located primarily in Australia, are an extremely risky business, subject to numerous risks. Our operations will depend, among other things, upon our ability to finance real estate projects and for those projects to be sold. Further, there is the possibility that our proposed operations will not generate income sufficient to meet operating expenses or will generate income and capital appreciation, if any, at rates lower than those anticipated or necessary to sustain the investment. Our operations may be affected by many factors, some of which are beyond our control. Any of these problems, or a combination thereof, could have a materially adverse effect on our viability as an entity.

Our success will be dependent upon our management's efforts.

     Our success will be dependent upon the decision making of our directors and executive officers. These individuals intend to commit as much time as necessary to our business, but this commitment is no assurance of success. The loss of any or all of these individuals, particularly Mr. Robert Kohn, our Chief Executive Officer, and Mr. Roger Davis, our Chief Financial Officer, could have a material, adverse impact on our operations. We have no written employment agreements with any officers and directors.

Intense competition in our market could prevent us from developing revenue and preventing us from achieving annual profitability.

     The real estate development industry is highly competitive and fragmented. The Company does not have a significant market presence in any of the geographic areas where it currently has development projects or where it expects to have projects in the future. Most of the Company's competitors have substantially greater financial resources than those of the Company, and they have much larger staffs and marketing organizations. Our service could be rendered noncompetitive or obsolete. Competition from larger and more established companies is a significant threat and expected to increase. Most of the companies with which we compete and expect to compete have far greater capital resources, and many of them have substantially greater experience in real estate development. Our ability to compete effectively may be adversely affected by the ability of these competitors to devote greater resources than we can.

Government regulations may impede our development operations by directly affecting the viability and timing of our projects.

     The housing and land development industries are subject to increasing environmental, building, zoning and real estate sales regulations by various governmental authorities. Such regulations affect land development by specifying, among other things, certain aspects of land use and building design, as well as the manner in which we conduct sales activities and otherwise deals with customers. Such regulations affect development activities by directly affecting the viability and timing of projects.

     We must obtain the approval of numerous government authorities which regulate such matters as land use and level of density, the installation of utility services, such as water and waste disposal, and the dedication of acreage for open space, parks, schools and other community purposes. If such authorities determine that existing utility services will not adequately support proposed development (including possibly in ongoing projects), building moratoria may be imposed. As a result, we devote an increasing amount of time to evaluating the impact of governmental restrictions imposed upon a new residential development. Furthermore, as local circumstances or applicable laws change, we may be required to obtain additional approvals or modifications of approvals previously obtained or even stop all work. Such increasing regulation may result in a significant increase in time (and related carrying costs) between our initial acquisition of land and the commencement and completion of its developments. In addition, the extent to which we participate in land development activities subjects it to greater exposure to regulatory risks.

Environmental and other regulatory matters may subject us to further costs and delays, as well as potential litigation.

     Before we can develop a property, it must obtain a variety of discretionary approvals from various government bodies, with respect to such matters as zoning, subdivision, grading, architecture and environmental matters. The entitlement approval process is often a lengthy and complex procedure requiring, among other things, the submission of development plans and reports and presentations at public hearings. Because of the provisional nature of these approvals and the concerns of various environmental and public interest groups, the approval process can be delayed by withdrawals or modifications of preliminary approvals and by litigation and appeals challenging development rights. Accordingly, our ability to develop properties and realize income from such projects could be delayed or prevented due to litigation challenging previously obtained governmental approvals. We may also be subject to periodic delays or may be precluded entirely from developing in certain communities due to building moratoriums or "slow-growth" or "no-growth" initiatives that could be implemented in the future.

     We have expended and will continue to expend significant financial resources to comply with environmental regulations and local permitting requirements. Although we believe that our operations are in general compliance with applicable environmental regulations, certain risks of unknown costs and liabilities are inherent in developing and owning real estate.

We will face stiff competition in penetrating the Pachinko Industry.

     We are planning to expand our operations to the ownership of Pachinko parlors in Japan. The overall fundamentals of the Pachinko Industry are similar to the traditional U.S. gaming industry. We will face stiff competition with over 16,504 Pachinko parlors established in Japan. Many of those parlors have histories of over 50 years. The competitors will have significantly greater name recognition and financial and marketing resources than we do. New expansion and development activity is occurring in each of the relevant markets, which may be expected to intensify competitive pressures. In addition, many of the public traded U.S. gaming companies are moving into fast growing Macau. This may intensify competition in Japan.

Fluctuations in foreign currency exchange rates could have an adverse effect on our business

     Our financial results are reported in Australian currency, which is subject to fluctuations in respect of the currencies of the countries in which we operate. Accordingly, fluctuations in the exchange rate of world currencies could have a positive or negative effect on our reported results. We currently do not utilize a hedging program. There can be no assurance that we will not experience currency losses in the future, which could have a material adverse effect on our business, revenues, operating results and financial condition.

We may be unable to manage our growth or implement our expansion strategy.

     We may not be able to expand our service offerings, our client base and markets, or implement the other features of our business strategy at the rate or to the extent presently planned. Our projected growth will place a significant strain on our administrative, operational and financial resources. If we are unable to successfully manage our future growth, establish and continue to upgrade our operating and financial control systems, recruit and hire necessary personnel or effectively manage unexpected expansion difficulties, our financial condition and results of operations could be materially and adversely affected.

                         Risks Related To This Offering

There is no assurance of an established public trading market, which would adversely affect the ability of investors in our company to sell their securities in the public markets.

         Although our common stock trades on the Over-the-Counter Bulleting Board (the "OTCBB"), a regular trading market for the securities may not be sustained in the future. The NASD has enacted recent changes that limit quotations on the OTCBB to securities of issuers that are current in their reports filed with the Securities and Exchange Commission. The effect on the OTCBB of these rule changes and other proposed changes cannot be determined at this time. The OTCBB is an inter-dealer, Over-The-Counter market that provides significantly less liquidity than the NASD's automated quotation system (the "NASDAQ Stock Market"). Quotes for stocks included on the OTCBB are not listed in the financial sections of newspapers as are those for The NASDAQ Stock Market. Therefore, prices for securities traded solely on the OTCBB may be difficult to obtain and holders of common stock may be unable to resell their securities at or near their original offering price or at any price. Market prices for our common stock will be influenced by a number of factors, including:

     o    the issuance of new equity securities;
     o    changes in interest rates;
     o competitive developments, including announcements by competitors of new products or services or significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;
     o    variations in quarterly operating results;
     o    change in financial estimates by securities analysts;
     o    the depth and liquidity of the market for our common stock;
     o investor perceptions of our company and the technologies industries generally; and
     o    general economic and other national conditions.

The limited prior public market and trading market may cause volatility in the market price of our common stock.

     Our common stock is currently traded on a limited basis on the OTCBB under the symbol "GRLY.OB" The quotation of our common stock on the OTCBB does not assure that a meaningful, consistent and liquid trading market currently exists, and in recent years such market has experienced extreme price and volume fluctuations that have particularly affected the market prices of many smaller companies like us. Our common stock is thus subject to volatility. In the absence of an active trading market:

     o investors may have difficulty buying and selling or obtaining market quotations;
     o    market visibility for our common stock may be limited; and
     o a lack of visibility for our common stock may have a depressive effect on the market for our common stock.

Our common stock could be considered a "penny stock."

         Our common stock could be considered to be a "penny stock" if it meets one or more of the definitions in Rules 15g-2 through 15g-6 promulgated under
Section 15(g) of the Securities Exchange Act of 1934, as amended. These include but are not limited to the following: (i) the stock trades at a price less than $5.00 per share; (ii) it is NOT traded on a "recognized" national exchange;
(iii) it is NOT quoted on The NASDAQ Stock Market, or even if so, has a price less than $5.00 per share; or (iv) is issued by a company with net tangible assets less than $2.0 million, if in business more than a continuous three years, or with average revenues of less than $6.0 million for the past three years. The principal result or effect of being designated a "penny stock" is that securities broker-dealers cannot recommend the stock but must trade in it on an unsolicited basis.

Broker-dealer requirements may affect trading and liquidity.

         Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rule 15g-2 promulgated thereunder by the SEC require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor's account.

         Potential investors in our common stock are urged to obtain and read such disclosure carefully before purchasing any shares that are deemed to be "penny stock." Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in
(ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

Shares eligible for future sale may adversely affect the market price of our common stock, as the future sale of a substantial amount of our restricted stock in the public marketplace could reduce the price of our common stock.

         From time to time, certain of our stockholders may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144, promulgated under the Securities Act ("Rule 144"), subject to certain limitations. In general, pursuant to Rule 144, a stockholder (or stockholders whose shares are aggregated) who has satisfied a one-year holding period may, under certain circumstances, sell within any three-month period a number of securities which does not exceed the greater of 1% of the then outstanding shares of common stock or the average weekly trading volume of the class during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of securities, without any limitations, by a non-affiliate of our company that has satisfied a two-year holding period. Any substantial sale of common stock pursuant to Rule 144 or pursuant to any resale prospectus may have an adverse effect on the market price of our securities.

                           FORWARD-LOOKING STATEMENTS

         The Private Securities Litigation Reform Act of 1995 (the "Act") provides a safe harbor for forward-looking statements made by us or on our behalf. We and our representatives may from time to time make written or oral statements that are "forward-looking," including statements contained in this prospectus and other filings with the Securities and Exchange Commission, reports to our stockholders and news releases. All statements that express expectations, estimates, forecasts or projections are forward-looking statements within the meaning of the Act. In addition, other written or oral statements which constitute forward-looking statements may be made by us or on our behalf. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "projects," "forecasts," "may," "should," variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in or suggested by such forward-looking statements. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

                              SELLING STOCKHOLDERS

     The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the options.

     The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered which they beneficially own as of the date hereof.



                                     Shares Beneficially Owned                            Shares Beneficially Owned
                                -----------------------------------                    ----------------------------------
                                     Prior to the Offering (1)                                    After the Offering (1)
                                                                        Total
                                                                        Shares
Name                                    Number        Percent (2)       Offered               Number        Percent (2)
------------------------------- ------------------ --------------- ------------------  ---------------  -----------------
Robert Kohn                          3,440,000 (3)       3.8%           5,440,000 (5)             0             *
Roger Charles Davis                  1,000,000 (4)       1.1%           1,500,000 (5)             0             *

* Less than one percent.

(1) The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares, which the selling stockholder has the right to acquire within 60 days.
(2) Based upon 90,631,469 shares of common stock issued and outstanding as of June 27, 2006.
(3) Does not include 2,000,000 shares of common stock issuable upon exercise of options, which are not exercisable until March 31, 2007.
(4) Does not include 500,000 shares of common stock issuable upon exercise of options, which are not exercisable until March 31, 2007.
(5) Includes options to purchase shares of our common stock issued under our 2006 Incentive Stock Plan at an exercise price of $1.05 per share.

                              PLAN OF DISTRIBUTION

     Sales of the shares may be effected by or for the account of the selling stockholders from time to time in transactions (which may include block transactions) on the American Stock Exchange, in negotiated transactions, through a combination of such methods of sale, or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale or at negotiated prices. The selling stockholders may effect such transactions by selling the shares directly to purchasers, through broker-dealers acting as agents of the selling stockholders, or to broker-dealers acting as agents for the selling stockholders, or to broker-dealers who may purchase shares as principals and thereafter sell the shares from time to time in transactions (which may include block transactions) on the American Stock Exchange, in negotiated transactions, through a combination of such methods of sale, or otherwise. In effecting sales, broker-dealers engaged by a selling stockholder may arrange for other broker-dealers to participate. Such broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of the shares for whom such broker-dealers may act as agents or to whom they may sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

     The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the distribution of the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933. Any commissions paid or any discounts or concessions allowed to any such persons, and any profits received on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

     We have agreed to bear all expenses of registration of the shares other than legal fees and expenses, if any, of counsel or other advisors of the selling stockholders. The selling stockholders will bear any commissions, discounts, concessions or other fees, if any, payable to broker-dealers in connection with any sale of their shares.

     We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933 or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect thereof.

                                  LEGAL MATTERS

     The validity of the shares of common stock offered hereby will be passed upon for us by Sichenzia Ross Friedman Ference LLP, 1065 Avenue of the Americas, 21st Floor, New York, NY 10018.

                                     EXPERTS

     Our financial statements as of December 31, 2005 and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 2005 and 2004, appearing in this prospectus and registration statement have been audited by Meyler & Company, LLC, independent registered public accountants, as set forth on their report thereon appearing elsewhere in this prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                      INFORMATION INCORPORATED BY REFERENCE

     The Securities and Exchange Commission allows us to incorporate by reference certain of our publicly-filed documents into this prospectus, which means that such information is considered part of this prospectus. Information that we file with the SEC subsequent to the date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the selling stockholders have sold all of the shares offered hereby or such shares have been deregistered.

     The following documents filed with the SEC are incorporated herein by reference:

o Reference is made to the Registrant's annual report on Form 10-KSB for the year ended December 31, 2005, as filed with the SEC on May 15, 2006, which is hereby incorporated by reference.

o Reference is made to the Registrant's quarterly report on Form 10-QSB for the quarter ended March 31, 2006, as filed with the SEC on May 24, 2006, which is hereby incorporated by reference.

     We will provide without charge to each person to whom a copy of this prospectus has been delivered, on written or oral request a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to such documents. Written or oral requests for such copies should be directed to Robert Kohn.

    DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT
                                  LIABILITIES

     Our Certificate of Incorporation, as amended, provide to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, indemnify any and all persons whom we have the power to indemnify under such section from and against any and all expenses, liabilities, or other matters referred to in or covered by said section. The effect of this provision of our Certificate of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Certificate of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers. Our By-Laws also provide that we shall indemnify any person made a party to any action, suit or proceeding, by reason of the fact that he, his testator or intestate representative is or was our director, officer or employee, or a director, officer or employee of any corporation in which he served as such at our request.

     Our By Laws also provide that the Board of Directors may also authorize us to indemnify our employees or agents, and to advance the reasonable expenses of such persons, to the same extent, following the same determinations and upon the same conditions as are required for the indemnification of and advancement of expenses to our directors and officers. As of the date of this Registration Statement, the Board of Directors has not extended indemnification rights to persons other than directors and officers.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                     ADDITIONAL INFORMATION AVAILABLE TO YOU

     This prospectus is part of a Registration Statement on Form S-8 that we filed with the SEC. Certain information in the Registration Statement has been omitted from this prospectus in accordance with the rules of the SEC. We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect and copy the Registration Statement as well as reports, proxy statements and other information we have filed with the SEC at the public reference room maintained by the SEC at 100 F Street N.E. Washington, D.C. 20549, You can obtain copies from the public reference room of the SEC at 100 F Street N.E. Washington, D.C. 20549, upon payment of certain fees. You can call the SEC at 1-800-732-0330 for further information about the public reference room. We are also required to file electronic versions of these documents with the SEC, which may be accessed through the SEC's World Wide Web site at http://www.sec.gov. No dealer, salesperson or other person is authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by any person in any jurisdiction where such offer or solicitation is not authorized or is unlawful. Neither delivery of this prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of our company since the date hereof.

                         GLOBAL REALTY DEVELOPMENT CORP.


                            ------------------------
                        6,940,000 SHARES OF COMMON STOCK
                            ------------------------
                                   PROSPECTUS
                            ------------------------

                                  June 30, 2006

                          PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The Registrant hereby incorporates by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents:

o Reference is made to the Registrant's annual report on Form 10-KSB for the year ended December 31, 2005, as filed with the SEC on May 15, 2006, which is hereby incorporated by reference.

o Reference is made to the Registrant's quarterly report on Form 10-QSB for the quarter ended March 31, 2006, as filed with the SEC on May 24, 2006, which is hereby incorporated by reference.


Item 4. Description of Securities.

        Not Applicable.

Item 5. Interests of Named Experts and Counsel.

        None

Item 6. Indemnification of Directors and Officers.

     Our Certificate of Incorporation, as amended, provide to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, indemnify any and all persons whom we have the power to indemnify under such section from and against any and all expenses, liabilities, or other matters referred to in or covered by said section. The effect of this provision of our Certificate of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Certificate of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers. Our By-Laws also provide that we shall indemnify any person made a party to any action, suit or proceeding, by reason of the fact that he, his testator or intestate representative is or was our director, officer or employee, or a director, officer or employee of any corporation in which he served as such at our request.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 7. Exemption from Registration Claimed.

        Not Applicable.

Item 8. Exhibits.

Exhibit                           Description
------- -----------------------------------------------------------------------
4.1 2006 Incentive Stock Plan (incorporated by reference to the Company's annual report on Form 10-KSB for the fiscal year ended December 31,
        2005)

5.1     Opinion of Sichenzia Ross Friedman Ference LLP

23.1    Consent of Sichenzia Ross Friedman Ference LLP is included in
        Exhibit 5.1

23.2    Consent of Meyler & Company, LLC, Certified Public Accountants


Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;


                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (1)(i), and (1)(ii) do not apply if the Registration Statement is on Form S-8 and if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

                  (A) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

                  (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

         (6) That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                  (i) Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

                  (ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

                  (iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

                  (iv) Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   Signatures

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of an amendment to a filing on Form S-8 and authorized this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Coral Springs, Florida on June 30, 2006.

                         GLOBAL REALTY DEVELOPMENT CORP.




                        By: /s/ Robert Kohn
                        -----------------------------------------
                        Robert Kohn, Chief Executive Officer
                        (Principal Executive Officer)

                        By: /s/ Roger Davis
                        -----------------------------------------
                        Roger Davis, Chief Financial Officer
                        (Principal Financial and Accounting Officer)


     In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities stated.


SIGNATURE                  TITLE                                                 DATE
------------------------- ----------------------------------------------------- ----------------
 /s/ Robert Kohn
-------------------------  Chief Executive Officer (Principal Executive         June 30, 2006
Robert Kohn                Officer) and Director


/s/ Roger Davis            Chief Financial Officer (Principal Financial         June 30, 2006
-------------------------  and Accounting Officer) and Director
Roger Davis